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                                   EXHIBIT 10

                        MASTER LETTER OF CREDIT AGREEMENT

                                                       Dated as of June 11, 2003

THIS MASTER LETTER OF CREDIT AGREEMENT (this "Agreement") is issued by the undersigned applicant (the "Applicant") in favor of LaSalle Bank National Association (together with its affiliates as set forth in Section 11.8, the "Bank").

The Applicant may from time to time request that the Bank issue letters of credit for the account of the Applicant. The Applicant agrees that, except as provided below, any such letter of credit shall be subject to the terms and provisions of this Agreement, and the Applicant further agrees with and for the benefit of the Bank as follows:

SECTION 1 CERTAIN DEFINITIONS. When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Application means, at any time, an application (which shall be in writing, including by facsimile, or made by electronic transmission) for a letter of credit to be issued by the Bank, specifying (a) the requested issuance date, the amount, the beneficiary and the expiration date of such letter of credit, (b) the documentary requirements for drawing thereunder and (c) such other information as the Bank may reasonably request.

Business Day means any day on which the Bank is open for commercial banking business at its principal office in Chicago, Illinois.

Event of Default means any of the events described in Section 9.1.

Item means any draft, order, instrument, demand or other document drawn or presented, or to be drawn or presented, under any Letter of Credit.

ISP means at any time the most recent International Standby Practices issued by the Institute for International Banking Law & Practice, Inc.

Letter of Credit means any letter of credit issued (including any letter of credit issued prior to the date hereof) by the Bank for the account of the Applicant (including any letter of credit issued jointly for the account of the Applicant and any other Person), in each case as amended or otherwise modified from time to time, but excluding any letter of credit that is issued pursuant to an Application which expressly provides that such letter of credit is not issued pursuant to this Agreement. A letter of credit issued by the Bank pursuant to an Application from the Applicant (either individually or together with any other Person) shall be a Letter of Credit hereunder even if another Person is names a the "Applicant" or "Account Party" in such letter of credit.

Liabilities means all obligations of the Applicant to the Bank and its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, arising out of or in connection with this Agreement, any Letter of Credit, any Application or any instrument or document delivered in connection herewith or therewith.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual fiduciary or other capacity.

Prime Rate means the rate per annum established by the Bank from time to time as its "Prime Rate" for commercial customers. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

UCC means at any time the Uniform Commercial Code as in effect in the State of Illinois.

UCP means at any time the most recent Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce.

Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

SECTION 2 LETTER OF CREDIT PROCEDURES.

2.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank shall from time to time, issue Letters of Credit for the account of the Applicant; provided that the terms and provisions of each Letter of Credit and the Application therefor shall be satisfactory to the Bank in its discretion.

2.2 Applications. Not later than three Business Days prior to the date of the proposed issuance of a Letter of


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Credit (or such later date as the Bank shall agree), the Applicant shall deliver an Application for such Letter of Credit to the Bank. An Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Bank , by personal delivery or by another means acceptable to the Bank.

2.3 Form of Letters of Credit. (a) The Applicant authorizes the Bank to set forth the terms of each Application in the Letter of Credit corresponding to such Application (and in any amendment thereto) in such language as the Bank deems appropriate, with such variations from such terms as the Bank may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with such Application. The Bank may, but shall not be obligated to, request the Applicant to review the form of a Letter of Credit prior to issuance thereof, in which case the Applicant shall be deemed to have approved the form of such Letter of Credit. With respect to any other Letter of Credit, the Applicant agrees that such Letter of Credit shall be conclusively presumed to be in proper form unless the Applicant notifies the Bank in writing of any inconsistency in such Letter of Credit within three Business Days of issuance. Upon receipt of timely notice of any discrepancy in any Letter of Credit, the Bank will endeavor to obtain the consent of the beneficiary and any confirming bank for an appropriate modification to such Letter of Credit; provided that the Bank shall have no liability or responsibility for its failure to obtain such consent.

(b) The Applicant accepts the risk that a Letter of Credit will be interpreted or applied other than as intended by the Applicant to the extent such Letter of Credit, (i) permits presentation at a place other than the place of issuance, (ii) permits application of laws or practice rules with which the Applicant is unfamiliar, (iii) includes ambiguous, inconsistent or impossible requirements, (iv) requires termination or reduction against a presentation made by the Applicant rather than the beneficiary or, (v) fails to incorporate appropriate letter of credit practice rules.

2.4 Representation and Warranties. The delivery of each Application shall automatically constitute a representation and warranty by the Applicant to the Bank to the effect that on the requested date of issuance of such Letter of Credit, (a) the representations and warranties of the Applicant set forth in
Section 4 shall be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmarred Event of Default shall have then occurred and be continuing or will result from such issuance.

SECTION 3 REIMBURSEMENT OBLIGATIONS; RESPONSIBILITIES, ETC.

3.1 Reimbursement Obligations. The Applicant hereby agrees to reimburse the Bank forthwith upon demanding an amount equal to any payment or disbursement made by the Bank under any Letter of Credit or any time draft issued pursuant thereto, together with interest on the amount so paid or disbursed by the Bank from and including the date of payment or disbursement to but not including the date the Bank is reimbursed by the Applicant at a rate per annum equal to the Prime Rate from time to time in effect plus 2% (or, if less, the maximum rate permitted by applicable law). The obligation of the Applicant to reimburse the Bank under this Section 3 for payments and disbursements made by the Bank under any Letter of Credit or any time draft issued pursuant thereto shall be absolute and unconditional under any and all circumstances including, without limitation, the following:

(a) any failure of any Item presented under such Letter of Credit to strictly comply with the terms of such Letter of Credit;

(b) the legality, validity, regularity or enforceability of such Letter of Credit or of any Item presented thereunder;

(c) any defense based on the identify of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable;

(d) the existence of any claim, set off, defense or other right that the Applicant may have at any time against any beneficiary or transferee of such Letter of Credit, the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

(e) any Item presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(f) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(g) waiver by the Bank of any requirement that exists for the Bank's protection and not the protection of the Applicant or any waiver by the Bank which does not in fact materially prejudice the Applicant;

(h) any payment made by the Bank in respect of an Item presented after the date specified as the expiration of, or the date by which documents must be received under, such Letter of Credit if payment after such date is authorized by the ISP, the UCC or the UCP, as applicable; or

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(i)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided that the Applicant shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made by the Bank under any Letter of Credit as a result of any act or omission constituting gross negligence or willful misconduct on the part of the Bank.

3.2 Discrepancies. (a) The Applicant agrees that it will promptly examine any and all instruments and documents delivered to it from time to time in connection with any Letter of Credit, and if the Applicant has any claim of non-compliance with its instructions or of discrepancies or other irregularity, the Applicant will immediately (and, in any event, within three Business Days) notify the Bank thereof in writing, and the Applicant shall be deemed to have waived any claim against the Bank unless such notice is given within such time period. Without limiting the foregoing, if the Bank makes any payment or disbursement under a Letter of Credit and the Applicant does not send a notice to the Bank within three Business Days objecting to such payment or disbursement and specifying in reasonable detail the discrepancy or irregularity which is the basis for such objection, then the Applicant shall be precluded from making any objection to the Bank's honor of the presentation with respect to which such payment or disbursement was made (but shall not be precluded from making any objection to the Bank's honor of the presentation with respect to which such payment or disbursement was made but shall not be precluded from asserting any objection to any different presentation under the same or a different Letter of Credit).

(b) The Applicant's acceptance or retention of any documents presented under or in connection with a Letter of Credit (including originals or copies of documents sent directly to the Applicant) or of any property for which payment is supported by a Letter of Credit shall ratify the Bank's honor of the documents and absolutely preclude the Applicant from raising a defense or claim with respect to the Bank's honor of the relevant presentation.

3.3 Documents. Unless specified to the contrary in the relevant Application, the Applicant agrees that the Bank and its correspondents: (a) may accept as complying with the applicable Letter of Credit any Item drawn, issued or presented under such Letter of Credit which is issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party identified in such Letter of Credit as the party permitted to draw, issue or present such Item; and (b) may in its or their discretion, but shall not be obligated to, accept or honor (i) any Item which substantially complies with the terms of the applicable Letter of Credit; (ii) any Item which substantially complies under the laws, rules, regulations and general banking or trade customs and usages of the place of presentation, negotiation or payment;
(iii) drafts which fail to bear any or adequate reference to the applicable Letter of Credit; (iv) any Item presented to the bank after the stated expiration date of a Letter of Credit may be honored in accordance with the UCP, the UCC and/or the ISP, as applicable (and, in any event, any Item presented to the Bank on the Business Day immediately following the stated expiration date of any Letter of Credit, if such stated expiration date falls on a day which is not a Business Day, or (v) any Item which substantially complies with the requirements of the UCP, the UCC and/or the ISP, as applicable. In determining whether to pay under any Letter of Credit, the Bank shall have no obligation to the Applicant or any other Person except to confirm that the Items required to be delivered under such Letter of Credit appear to have been delivered and appear on their face to substantially comply with the requirements of such Letter of Credit. For purposes of the foregoing, an Item "substantially complies" unless there are discrepancies in the presentation which appear to be substantial and which reflect corresponding defects in the beneficiary's performance in the underlying transaction. A discrepancy is not substantial if it is unrelated or immaterial to the nature or amount of the Applicant's loss. For example, documents honored by the Bank that do not comply with the timing requirements of the Letter of Credit for presenting or dating any required beneficiary statement nonetheless substantially comply if those timing requirements are not material in determining whether the underlying agreement has been substantially performed or violated.

3.4 Exculpation. In addition to the exculpatory provisions contained in the UCP, the UCC and/or the ISP, as applicable, the Bank and its correspondents shall not be responsible for, and the Applicant's obligation to reimburse the Bank shall not be affected by, (a) compliance with any law, custom or regulation in effect in the country of issuance, presentation, negotiation or payment of any Letter of Credit, (b) any refusal by the Bank to honor any Item because of an applicable law, regulation or ruling of any governmental agency, whether now or hereafter in effect, (c) any action or inaction required or permitted under the UCC, the UCP, the ISP or the United Nations Convention on Independent Guarantees and Stand-by Letters of Credit, in each case as applicable, or (d) any act or the failure to act of any agent or correspondent of

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the Bank, including, without limitation, failure of any such agent or correspondent to pay any Item because of any law, decree, regulation, ruling or Interpretation of any governmental agency.

3.5 Risks. The Applicant assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit (it being understood that such assumption is not intended to, and shall not, preclude the Applicant from pursuing any right or remedy it may have against any such beneficiary or transferee). The Applicant further agrees that any action or omission by the Bank under or in connection with any Letter of Credit or any related Item, document or property shall, unless in breach of good faith, be binding on the Applicant and shall not put the Bank under any resulting liability to the Applicant. Without limiting the foregoing, the Applicant agrees that in no event shall the Bank be liable for incidental, consequential, punitive, exemplary or special damages.

3.6 Limitation on Bank's Obligation. Without limiting any other provision herein, the Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Letter of Credit without regard to, and without any duty on the part of the Bank to inquire into, the existence of any dispute or controversy between any of the Applicant, the beneficiary of any Letter of Credit or any other Person, or the respective rights, duties or liabilities of any of them, or whether any facts represented in any Item presented under a Letter of Credit are true or correct. Furthermore, the Applicant agrees that the Bank's obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit, and the Bank's obligation remains so limited even if the Bank may have prepared or assisted in the preparation of the wording of any Letter of Credit or any Item required to be presented thereunder or the Bank may otherwise be aware of the underlying transaction giving rise to any Letter of Credit.

3.7 Automatic Renewal of Letters of Credit. IF ANY LETTER OF CREDIT CONTAINS ANY PROVISION FOR AUTOMATIC RENEWAL, THE APPLICANT IRREVOCABLY CONSENTS TO THE AUTOMATIC RENEWAL OF EACH SUCH LETTER OF CREDIT IN ACCORDANCE WITH ITS TERMS IF THE BANK ALLOWS SUCH RENEWAL TO OCCUR; PROVIDED THAT THE APPLICANT SHALL HAVE THE RIGHT TO REQUEST THE BANK TO DISALLOW ANY SUCH RENEWAL ON THE CONDITION THAT THE APPLICANT SHALL GIVE THE BANK PRIOR WRITTEN NOTICE OF SUCH REQUEST NOT LESS THAN 30 DAYS PRIOR TO THE DEADLINE IMPOSED UPON THE BANK FOR NOTIFICATION TO THE BENEFICIARY OF NON-RENEWAL OF ANY SUCH LETTER OF CREDIT.

SECTION 4 REPRESENTATIONS AND WARRANTIES. The Applicant represents and warrants to the Bank that:

(a) Organization, etc. The Applicant is duly organized or formed, validly existing and (to the extent applicable under the laws of the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization or formation, and the Applicant is duly qualified and is good standing as a foreign entity authorized to do business in each other jurisdiction where, because of the nature of the activities or properties, such qualification is required, except where the failure to so qualify or be licensed would not have a material adverse affect on the Applicant or its business.

(b) Authorization: No Conflict: The execution and delivery by Applicant of this Agreement and each Application, the issuance of Letters of Credit for the account of the Applicant hereunder and the performance by the Applicant of its obligations under this Agreement and the Applications are within the organizational powers of the Applicant, have been duly authorized by all necessary organizational action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with, or result in or require the imposition of any lien or security interest under, any provision of law or of the charter or by-laws of the Applicant or of any material post-petition indenture, loan agreement or other contract, or any judgment, or decree, which is binding upon the Applicant.

(c) Validity and Binding Nature. This Agreement is, and upon delivery to the Bank each Application will be, the legal, valid and binding obligation of the Applicant, enforceable against the Applicant in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general application affecting the rights of creditors and to general principles of equity.

(d) Approvals. No authorization, approval or consent of, or notice to or filing with, any governmental or regulatory authority is required to be made in connection with the execution and delivery by the Applicant of this Agreement or the issuance of any Letter of Credit for the account of the Applicant pursuant hereto.

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SECTION 5. FEES. The Applicant agrees to pay the Bank all reasonable fees of the
Bank (at the rates specified by the Bank from time to time in schedules delivered by the Bank to the Applicant) with respect to each Letter of Credit (including, without limitation, all fees associated with any amendment to, drawing under, banker's acceptance pursuant to, or transfer of a Letter of Credit), such fees to be payable on demand by the Bank therefor.

SECTION 6 COMPUTATION OF INTEREST AND FEES. All Interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The interest rate applicable to Letter of Credit reimbursement obligations shall change simultaneously with each change in the Prime Rate.

SECTION 7 MAKING OF PAYMENTS. (a) All payments of principal of, or interest on, letter of credit reimbursement obligations, all payments of fees and all other payments hereunder shall be made by the Applicant in immediately available funds to the Bank at its principal office in Chicago not later than 12:30 P.M., Chicago time, on the date due, and funds received after that time shall be deemed to have been received by the Bank on the next Business Day. If any payment of principal, interest or fee falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next Business Day, and additional interest shall accrue and be payable for the period of such extension.

(b) The Applicant irrevocably agrees that the Bank or any affiliate thereof may (but neither the Bank nor any such affiliate shall be obligated to) debit any deposit account of the Applicant in an amount sufficient to pay any fee, reimbursement obligation or other amount that is due and payable hereunder. The Bank or the applicable affiliate shall promptly notify the Applicant of any such debit (but failure of the Bank or any such affiliate to do so shall not impair the effectiveness thereof or impose any liability on the Bank or such affiliate).

(c) The applicant shall reimburse the Bank for each payment under a Letter of Credit in the same currency in which such payment was made; provided that, if the Bank so requests (in its discretion), the Applicant shall reimburse the Bank in United States dollars for any payment under a Letter of Credit made in a foreign currency at the rate at which the Bank could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of such payment or, if there is no such rate, the United States dollar equivalent of the Bank's actual cost of settlement. The Applicant agrees to pay the Bank on demand in United States dollars such amounts as the Bank may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

(d) All payments by the Applicant hereunder shall be made free and clear of and without deduction for any present or future income, excise or stamp taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Bank hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Applicant will

         (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (ii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

         (iii) pay to the Bank such additional amount as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank or on any payment received by the Bank hereunder, the Bank may pay such Taxes and the Applicant will promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had no such Taxes been asserted.

If the Applicant fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Applicant shall indemnify the Bank for any Incremental Tax, interest, penalty or expense that may become payable by the Bank as a result of such failure.

SECTION 8 INCREASED COSTS. If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the

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interpretation or administration thereof, or compliance by the Bank with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

(a) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such controlling corporation's policies with respect to capital adequacy) the Bank determines that the amount of such capital is increased as a consequence of this Agreement or the Letter of Credit; or

(b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank with respect to letters of credit, or imposes on the Bank any other condition affecting this Agreement or the Letters of Credit, and the Bank determines that the result of any of the foregoing is to increase the cost to, or to impose a cost on, the Bank of issuing or maintaining any Letter of Credit or of making any payment or disbursement under any Letter of Credit, or to reduce the amount of any sum receive or receivable by the Bank under this Agreement;

then within five Business Days after demand by the Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and a calculation thereof in reasonable detail), the Applicant shall pay directly to the Bank such additional amount as will compensate the Bank for such increased capital requirement, such increased cost or such reduction as the case may be. Determinations and statements of the Bank pursuant to this Section 8 shall be conclusive absent manifest error, and the provisions of this Section 8 shall survive termination of this Agreement.

SECTION 9 EVENTS OF DEFAULT AND THEIR EFFECT.

9.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         9.1.1 Non-Payment of Liabilities, etc. Default in the payment when due of any principal of or interest on any Liabilities; or default, and continuance thereof for five days after notice thereof from the Bank, in the payment when due of any fees or other amounts payable by the Applicant hereunder.

         9.1.2    [Paragraph stricken]

         9.1.3 Other Agreements with Bank. Any default shall occur (subject to any applicable grace period) under any other agreement between the Applicant and the Bank or any of its affiliates (including any agreement under which the Applicant is a borrower and the Bank or any such affiliate and one or more other financial institutions are the lenders); or the Applicant shall fail to comply with or to perform (subject to any applicable grace period) any covenant set forth in any such other agreement as such covenant is in effect on the date hereof or is amended from time to time with the consent of the Bank (but without giving effect to the expiration or termination of any such agreement unless such agreement is replaced by another agreement to which the Bank is a party).

         9.1.4 Representations and Warranties. Any representation or warranty made by the Applicant herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date made.

9.2 Effect of Event of Default. If any Event of Default shall occur, the Bank shall promptly advise the Applicant of any such termination, but failure to do so shall not impair the effect of such termination. The Applicant hereby grants the Bank a security interest in all cash collateral delivered hereunder. All cash collateral shall be held by the Bank and applied to Liabilities arising in connection with any drawing under a Letter of Credit. After all Letters of Credit have been fully drawn, expired or been terminated, such cash collateral shall be applied by the Bank, first, to any remaining Liabilities and, then, to any other liabilities of the Applicant to the Bank, and any excess shall be delivered to the Applicant or as a court of competent jurisdiction may direct.

SECTION 10 SECURITY.

10.1 Grant of Security Interest. The Applicant further agrees that the Bank or any of its affiliates may set off and apply to any of the Liabilities which are then due and payable (by acceleration or otherwise) any deposit of the Applicant at any time held by the Bank or any of its affiliates. The Applicant agrees that this Agreement (or a carbon or photographic copy hereof) may be filed

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as a financing statement to the extent permitted by law. The Applicant authorizes the Bank to file such financing statements as may be required by the Bank to perfect the security Interest of the Bank hereunder. The Applicant also agrees that, on request by the Bank the Applicant shall execute and deliver such financing statements and other documents or instruments as may be required by the Bank to perfect or maintain the security interest of the Bank hereunder.

10.2 Rights and Remedies. The Bank shall have all rights and remedies of a secured party under the UCC. If prior notice to the Applicant is required for any action, the Bank shall give the Applicant at least five days' notice in writing of the time and place of the sale, disposition or other event giving rise to such required notice, and the Applicant agrees that such notice will be deemed commercially reasonable. Any property or document representing collateral pay be held by the Bank in its name or in the name of the Bank's nominee, all without prior notice. Proceeds of any sale or other disposition of collateral shall be applied, in order, to the expenses of retaking, holding and preparing the collateral for sale (including reasonable attorneys' fees and legal expenses), and then to the obligations of the Applicant hereunder until paid in full. The Applicant shall be liable for any deficiency.

SECTION 11 GENERAL.

11.1 Waiver; Amendments. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.2 Notices. (a) Except as otherwise expressly provided herein, all notices hereunder shall be in writing (including facsimile and electronic transmission, which shall be considered original writings). Notices given by mail shall be deemed to have been given three Business Days after the date sent if not by registered or certified mail, postage prepaid, to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party to this Agreement, have designed as its address for notices. Notices given by facsimile or electronic transmission shall be deemed to have been given when sent. Notices sent by any other means shall be deemed to have been given when received (or when delivery is refused).

(b) The Bank may rely on any writing (including any facsimile, any electronic transmission or any information on a computer disk or similar medium which may be reduced to writing), or any telephonic or other oral message or instruction (including, without limitation, any oral waiver of any discrepancy with respect to any Item), that the Bank believes in good faith to have been received from an authorized officer, employee or representative of the Applicant, and the Bank shall not be liable for any action taken in good faith with respect to any writing, message or instruction from an unauthorized person. The Bank shall not be under any duty to verify the identify of any person submitting any Application or other writing or making any other communication hereunder. Notwithstanding the foregoing, the Bank is not obligated to recognize the authenticity of any request to issue, amend, honor or otherwise act on any Letter of Credit that is not evidenced to the Bank's satisfaction by a writing originally signed by a person the Applicant has certified is authorized to act for the Applicant hereunder or by a message or instruction authenticated to the Bank's satisfaction.

11.3 Costs, Expenses and Taxes; Indemnification. (a) The Applicant agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including the reasonable fees and charges of counsel for the Bank) in connection with the enforcement of this Agreement. In addition, the Applicant agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the issuance of Letters of Credit hereunder, or the issuance of any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b) The Applicant agrees to indemnify the Bank and each of its affiliates and each of their respective officers, directors, employees and agents (each an "Indemnified Party") against, and to hold each Indemnified Party harmless from, any and all actions, causes of action, suits, losses, costs, damages, expenses (including reasonable attorneys' fees and charges, expert witness fees and other dispute resolution expenses) and other liabilities (collectively the "Indemnified Liabilities") incurred by any Indemnified Party as a result of, or arising out of, or relating to, this Agreement or any Letter of Credit (and without regard to whether the applicable Indemnified Party is a party to any proceeding out of which such Indemnified Liabilities arise), except to the extent that a court of competent jurisdiction determines in a final, non-appealable order that any Indemnified Liability resulted directly from the gross negligence or willful misconduct of such Indemnified Party. Without limiting the generality of he foregoing sentence, the term "Indemnified Liabilities" includes any claim or liability in which an advising, confirming or other nominated bank, or a beneficiary requested to issue its own undertaking, seeks to be reimbursed indemnified or compensated. If and to the extent the foregoing undertaking may be unenforceable for any reason, the Applicant agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permitted under applicable law.

(c) Without limiting clause (b), the Applicant agrees to indemnify the Bank, and to hold the Bank harmless from, any loss or expense incurred by the Bank as a result of any judgment or order being given or made for the payment of any amount due hereunder in particular currency (the "Currency of Account") and such judgment or order being expressed in a currency (the "Judgment Currency" other than the Currency of Account and as a result of any variation having occurred in the rate of exchange between the date which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.

(d) All obligations provided for in this Section 11.3 shall survive any termination of this Agreement.

11.4 Captions. Section captions used in this Agreement are convenience only and shall not affect the construction of this Agreement.

11.5 Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Except to the extent inconsistent with such state law or otherwise expressly stated in any Letter of Credit, each Letter of Credit and this Agreement also are subject to the terms of (i) with respect to matters relating to standby Letters of Credit and Applications therefor, the ISP, and (ii) with respect to matters relating to commercial Letters of Credit and Applications therefor, the UCP. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the applicant and rights of the Bank express herein shall be in addition to and not in limitation of those provided by applicable law.

11.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

11.7 Successors and Assigns. This Agreement shall be binding upon the Applicant and its successors and assigns, provided that the Applicant may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

11.8 Right of Bank to Act through Branches and Affiliates. The Bank may cause any Letter of Credit requested by the Applicant to be issued by a branch or affiliate of the Bank, and all references to the "Bank" herein or in any related document shall include each applicable branch or affiliate.

11.9 Foreign Assets Control Regulations. The Applicant certifies that no transaction in foreign commodities covered by any Application will be prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation related to any Letter of Credit will conform with all applicable laws, rules and regulations.

11.10 Mitigation: Limitation of Liability. The Applicant agrees to take action to void or reduce the amount of any damages which may be claimed against the Bank. For example, (a) in the case of wrongful honor, the Applicant agrees to enforce its rights arising out of the underlying transaction (except to the extent that enforcement is impractical due to the insolvency of the beneficiary or other person from whom the Applicant agrees to specifically and timely authorize the Bank to effect a cure and give written assurances to the beneficiary that a cure is being arranged. The Applicant's aggregate remedies against the Bank for honoring a presentation or retaining honored documents in breach of the Bank's obligations to the Applicant (whether arising under this Agreement, applicable letter of credit practice or law, or any other agreement or law) are limited to the aggregate amount paid by the Applicant to the Bank with respect to the honored presentation.

11.11 Subrogation. The Bank shall be subrogated (for purposes of defending against the Applicant's claims and proceeding against others to the extent of any liability of the Bank to the Applicant) to the Applicant's rights against any Person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or Person with similar status against the Applicant and to the rights of the beneficiary of any Letter of Credit or its assignee or any person with similar status against the Applicant.

11.12 Co-Applicants. (a) If this Agreement is signed by two or more Persons (each a "Co-Applicant"), then the term "Applicant" shall mean each such Person and all such persons shall be jointly and severally liable for all obligations of the "Applicant" hereunder and in respect of the Letters of Credit issued pursuant hereto. Any Co-applicant shall have the right to issue all instructions relating to Letters of Credit (including, without limitation, instructions as to the disposition of documents and waiver of discrepancies) and to agree with the Bank upon any amendment, extension, renewal or modification of, or change in the amount of, any Letter of Credit, and such instructions and agreements shall be binding upon all Co-Applicants. Each Co-Applicant shall be bound by (i) any notice from the Bank to any other Co-Applicant, (ii) any other Co-Applicant's settlement or release of any claim against the Bank arising under this Agreement, and (iii) any default under this Agreement attributable to any other Co-Applicant.

(b) Each Co-Applicant agrees that if at any time all or any part of any payment theretofore applied by the Bank to any of the Liabilities is or must be rescinded or returned by the Bank for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Co-Applicant), such Liabilities shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank, and the obligations of such Co-Applicant with respect thereto shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Bank had not been made.

(c) The Bank may, from time to time, in its sole discretion and without affecting the obligation of any Co-applicant, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any other obligor, in addition to such Co-Applicant, with respect to any of the Liabilities, and take any security for the obligations of any such other obligor, (b) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any other Co-applicant or any obligation of any nature of any other obligor with respect to any of the Liabilities, (c) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (d) resort to such Co-Applicant for payment of any of the Liabilities when due, whether or not the Bank shall have resorted to any property securing any of the Liabilities or shall have resorted to any property securing any of the Liabilities or shall have proceeded against any other Co-Applicant or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

11.13 Continuation of Liability. Regardless of the expiry date of any Letter of Credit, the Applicant shall remain liable hereunder until the Bank is released from liability by every person that is entitled to draw or demand payment under each Letter of Credit issued pursuant hereto.

11.14 Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY APPLICATION, SHALL BE BROUGHT AND MAINTAINED IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, WHILE THE BANKRUPTCY CASE OF APPLICANT IS PENDING, AND FOLLOWING THE BANKRUPTCY CASE EXCLUSIVELY IN THE COURT OF COOK COUNTY, ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK'S OPTION; IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE APPLICANT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF COOK COUNTY, ILLINOIS AND OF THE UNTIED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION. THE APPLICANT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANK AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE APPLICANT EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY

SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11.15 Waiver of Jury Trial. EACH OF THE APPLICANT AND, BY ISSUING ANY LETTER OF CREDIT, THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY APPLICATION, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Chicago, Illinois, as of the day and year first above written.

USG Corporation, a Delaware corporation
[Applicant]

By ____________________________________

Title    Vice President and Treasurer

By _____________________________________

Title Corporate Secretary

Address:      125 South Franklin Street
              Chicago, IL 60606

                   RIDER TO MASTER LETTER OF CREDIT AGREEMENT

         RIDER TO MASTER LETTER OF CREDIT AGREEMENT (this "Rider") dated as of June 11, 2003, by and between USG CORPORATION, a Delaware corporation ("Applicant"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

         A. Applicant is a debtor and debtor-in-possession in a Chapter 11 case (case no. 01-2094) in the pending United States Bankruptcy Court (the "Court") for the District of Delaware.

         B. This Rider shall constitute part of the Master Letter of Credit Agreement dated as of the date hereof by and between Applicant and Bank (the "Agreement") and is hereby incorporated therein by this reference.

         Notwithstanding anything contained in the Agreement to the contrary, Applicant and Bank hereby agree as follows:

         R-1      LETTER OF CREDIT COMMITMENT. Prior to April 30, 2006 and
provided that no Event of Default then exists, Bank will issue letters of credit with an aggregate stated amount not in excess of $100,000,000.00 at any one time (the "Letter of Credit Commitment") in each case containing such terms and conditions as are reasonably satisfactory to Bank, provided, however, no letter of credit shall have an expiry date later than the earlier to occur of (a) one year after the date of issuance thereof, and (b) April 30, 2007. Bank acknowledges that the forms of Letters of Credit previously provided to Bank are satisfactory to Bank, with such changes as Bank shall reasonably require.

         R-2      LETTER OF CREDIT FEES. Applicant agrees to pay to Bank the following fees:

                  (a) LC Fee. One-half of one percent (0.5%) of the undrawn amount of each letter of credit (computed for the actual number of days elapsed on the basis of a year of 360 days), payable in arrears on the last day of each quarter and on April 30, 2007 (for any period then ending for which such fee shall not have previously been paid).

                  (b) Non-Use Fee. One-quarter of one percent (0.25%) of the unused amount of the Letter of Credit Commitment, payable in arrears on the last day of each quarter and on April 30, 2007 (for any period then ending for which such non-use fee shall not have previously been paid). For purposes of calculating usage under this subsection, the Letter of Credit Commitment shall be deemed used to the extent of the stated face amount of all Letters of Credit. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

                  (c) Issuance Fee. Such fees and expenses as Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of Letters of Credit in similar situations.

         R-3      Conditions Precedent.

                  (a) The obligation of Bank to issue any Letters of Credit is subject to the following:

                           (i) Applicant pledging cash collateral in a trust account with Bank (time deposit open account or certificate of deposit) to Bank for all outstanding Letters of Credit pursuant to documentation satisfactory to Bank in the amount of 103% of the face amount of all outstanding Letters of Credit; provided, however, for cash collateral requirements in excess of $50,000,000, Bank will, at Applicant's election, permit the pledge of Cash Equivalent Investments (in lieu of cash) maintained in a trust account with Bank pursuant to documentation satisfactory to Bank which, when multiplied by the Bank's advance rates for collateral of such type (as from time to time determined by the Bank), will equal or exceed 103% of the face amount of all outstanding Letters of Credit. As used herein, "Cash Equivalent Investments" shall mean, at any time, (a) any evidence of debt, maturing not more than one year after such time, issued by the United States Government,
                  (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight federal funds transactions that are issued or sold by any LaSalle Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with LaSalle Bank which (1) is secured by a fully perfected security interest in any obligation of the type described in any of clause (a) above, and (2) has a market value at the time such repurchase agreement is entered into of not less than 102% of the repurchase obligation thereunder, and (e) any mutual fund which invests solely in the investments described in any of clauses (a) through (c).

                           (ii) The representations and warranties of the Applicant shall be true and correct as of such requested date as though made on the date thereof.

                           (iii) No Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result from such issuance.

                  For the elimination of any doubt, the Bank's obligation to issue any Letter of Credit is subject to the condition precedent that the Applicant deliver cash collateral to Bank in the amount of 103% of the face amount of the proposed Letter of Credit (the "Required Collateral"). Any commitment the Bank may have to issue a particular Letter of Credit hereunder is conditionally cancelable by the Bank absent the prior delivery by the Applicant to the Bank of the Required Collateral.

                  (b) The obligation of Bank to enter into this Agreement is subject to the Bank receiving all of the following:

                           (i) The Agreement with this Rider, which has been duly executed by Applicant.

                           (ii) a Secretary's Certificate from Applicant, which contains the certified Certificate of Incorporation, By-laws and Incumbency of Signatures.

                           (iii) good standing certificates for Applicant from the State of Illinois and the State of Delaware.

                           (iv) Payment by Applicant of all fees, costs and expenses to the extent then due and payable.

                           (v) an order from the Court, which approves the Agreement with this Rider and no notice of appeal has been filed.

         R-4      EVENTS OF DEFAULT. Each of the following shall constitute an
Event of Default and shall replace Section 9.1.2 of the Agreement: (a) a court of competent jurisdiction rendering a judgment holding that Applicant engaged in fraud, (b) the conversion of the Case to a case under Chapter 7 of the Code, or the appointment of a Chapter 11 trustee.

         R-5      MISCELLANEOUS.

                  (a) All capitalized terms used in this Rider and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

                  (b) This Rider may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

                  (c) Section captions and headings used in this Rider are for convenience only and are not part of and shall not affect the construction of this Rider.

                  (d) Any reference to the Agreement contained in any notice, request, certificate or other instrument, document or agreement shall be deemed to include this Rider.

                  (e) In the event of any conflict between the terms in the Agreement and the terms of this Rider, the terms of this Rider shall prevail.

         This Rider has been executed and delivered by each of the parties hereto as of the date first set forth above.

USG CORPORATION, a Delaware          LASALLE BANK NATIONAL
corporation                          ASSOCIATION, a national banking association

By:_________________________         By:____________________________
Its:________________________         Its:___________________________

                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT dated as of June 11, 2003 (the "Pledge Agreement") is executed by USG CORPORATION, a Delaware corporation (the "Assignor"), whose address is 125 South Franklin Street, Chicago, Illinois 60606, to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South La Salle Street, Chicago, Illinois 60603.

                                R E C I T A L S:

         A. Assignor is a debtor and debtor-in-possession in a Chapter 11 case (case no. 01-2094) in the pending United States Bankruptcy Court (the "Court") for the District of Delaware.

         B. Bank has agreed to provide Assignor with a credit facility for the issuances of letters of credit pursuant to the terms and conditions of that certain Master Letter of Credit Agreement dated as of June 11, 2003 (as amended from time to time, "Letter of Credit Agreement") between Assignor and Bank. All terms not otherwise defined herein shall have the meanings set forth in the Letter of Credit Agreement.

         C. As a condition to the Bank's entering into the Letter of Credit Agreement, the Bank requires that the Assignor enter into this Pledge Agreement in order to cash collateralize or otherwise secure the obligations and performance of the Assignor under the Letter of Credit Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, the Assignor and the Bank hereby agree as follows:

                              A G R E E M E N T S:

         1. GRANT OF SECURITY INTEREST. To secure the Obligations described in Section 2, the Assignor hereby assigns to and grants to the Bank, as a secured party and a secured creditor under the Uniform Commercial Code as enacted in, and in effect from time to time in, the State of Illinois (the "UCC"), a security interest in and to (i) that certain LaSalle Bank National Association Corporate Custodian Account No. 03-9239207 for the benefit of USG Corporation (the "Account"), all assets held therein, all substitutions or replacements of the foregoing, all additions to, income, interest and dividends thereon and all proceeds thereof, and (ii) all property of the Assignor, of any kind or description, tangible or intangible, now or hereafter pledged, assigned, transferred or delivered to or left in or coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank, by or for the account of the Assignor, including, without limitation, cash, negotiable instruments, documents of title, chattel paper, securities, certificates of deposit, deposit or other accounts, interest or dividends thereon, other cash equivalents and all other property of whatever description of the Assignor, whether held in a general or special account or for safekeeping or otherwise, whether now existing or hereafter acquired, and wherever now or hereafter located, and now or hereafter in transit to, or in the possession or control of or assigned to the Bank, and the products and proceeds therefrom, including the proceeds of insurance thereon (collectively, the "Collateral").

         2. OBLIGATIONS. The obligations secured by this Pledge Agreement (the "Obligations") are the following:

                  (a) any and all Liabilities (as such term is defined in the Letter of Credit Agreement), whether for principal, interest, fees, expenses or otherwise;

                  (b) any and all sums advanced by Bank in order to preserve the Collateral or to perfect its security interest in the Collateral; and

                  (c) in the event of any proceeding to enforce the collection of the Obligations, the reasonable expenses of retaking, holding, or otherwise disposing of or realizing on the Collateral, or of any exercise by Bank of its rights in the event of a default under any agreement between the Assignor and the Bank, together with reasonable attorneys' fees and court costs.

         3. AGREEMENTS OF PARTIES. As long as any Obligations to the Bank remain outstanding, the Assignor hereby agrees with the Bank as follows:

                  (a) At all times the assets of the Account shall be held in Cash Equivalent Investments. As used herein, "Cash Equivalent Investments" shall mean, at any time, (i) any evidence of debt, maturing not more than one year after such time, issued by the United States Government, (ii) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., or P-l by Moody's Investors Service, Inc., (iii) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight federal funds transactions that are issued or sold by any LaSalle Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (iv) any repurchase agreement entered into with LaSalle Bank which (A) is secured by a fully perfected security interest in any obligation of the type described in any of clause (i) above, and (B) has a market value at the time such repurchase agreement is entered into of not less than 102% of the repurchase obligation thereunder, and (v) any mutual fund which invests solely in the investments described in any of clauses (i) through (iii).

                  (b) At any time and from time to time after the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Bank shall have full and irrevocable right, power and authority to (i) collect the dividends, interest and other income on the assets of the Account in accordance with the Bank's customary operating procedures, (ii) collect, withdraw or receipt for all amounts due or to become due and payable upon or out of the Collateral, to execute any withdrawal receipts respecting the Collateral, and to endorse the name of the Assignor on any or all treasury bill's or commercial paper given in payment thereof, and (iii) at the Bank's discretion, take any other action, including, without limitation, the transfer of the Collateral into the Bank's own name or the name of the Bank's nominee, which the Bank may deem necessary or appropriate to preserve or protect the Bank's interest in the Collateral.

                  (c) In the event that, within ten (10) days after receipt of billing from the Bank, the Assignor fails or refuses to pay or reimburse the Bank for fees and expenses incurred by the Bank in connection with the administration of the Account, the Bank is hereby authorized and directed to debit the Account for the payment of such fees and expenses. The fees and charges of the administration of the Account may be changed by the Bank at any time upon not less than ten
         (10) days prior written notice to the Assignor.

                  (d) The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral and in protecting any rights with respect to the Collateral against prior parties, if the Bank takes such action for that purpose as the Assignor shall request in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, provided, however, that in any event the Bank's responsibility for the safekeeping of assets in the Account shall not extend to matters beyond the control of the Bank, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

         4. REPRESENTATIONS AND WARRANTIES. The Assignor further represents, warrants and agrees:

                  (a)      The Assignor is the owner of the Collateral.

                  (b) The Collateral is genuine and in all respects what it purports to be.

                  (c) The Assignor is a corporation duly organized, existing and in good standing under the laws of the State of Delaware with full and adequate power to carry on and conduct its business as presently conducted.

                  (d) The Assignor's state issued organizational identification number is 2046782. The exact legal name of the Assignor is as set forth in the preamble of this Agreement. The Assignor will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure without the prior written consent of the Bank.

                  (e) The Assignor has full power and authority to enter into this Pledge Agreement and no other consents of any other persons are required to be obtained in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement.

                  (f) All necessary and appropriate action has been taken on the part of the Assignor to authorize the execution and delivery of this Pledge Agreement. This Pledge Agreement is a valid and binding agreement and contract of the Assignor in accordance with its terms. No basis presently exists for any claim against the Bank under this Pledge Agreement or with respect to the enforcement thereof, and this Pledge Agreement is subject to no defenses of any kind.

                  (g) The execution, delivery and performance by the Assignor of this Pledge Agreement and any other documents or instruments to be executed and delivered by the Assignor in connection therewith is valid, binding and enforceable against the Assignor, and shall not: (i) violate or contravene the certificate of incorporation or bylaws or any existing law or regulation or any order, writ, injunction or decree of any court or governmental authority, or
         (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any material post petition indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Assignor is a party, or by which the Assignor or any of its property or assets may be bound, and will not result in the creation or imposition of any security interest in any properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement.

                  (h) To the best of the Assignor's knowledge, no condition, circumstance, document, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted the Bank hereunder, which could materially adversely affect the ability of the Assignor to perform the obligations under this Pledge Agreement, which would constitute a default hereunder or thereunder or which would constitute such a default with the giving of notice or lapse of time or both.

                  (i) Upon delivery of the duly executed Pledge Agreement, the Bank shall have a valid first lien and security interest in the Collateral, free and clear of all other, and subject to no pledges, hypothecation, mortgages, security interest, charges or other encumbrances, except in favor of the Bank.

                  (j) In case of failure by the Assignor to pay any fees, assessments, charges or taxes arising with respect to the Collateral, the Bank shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes as the case may be upon notice to the Assignor, and, in that event, the cost thereof shall be payable by the Assignor to the Bank immediately upon demand, together with interest at the per annum rate of two percent plus the Prime Rate (as hereinafter defined), from the date of disbursement by the Bank to the date of payment by the Assignor. As used herein, "Prime Rate" shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate. The Prime Rate shall be computed on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.

         5. COVENANTS. Until the Obligations have been satisfied and discharged in full, the Assignor covenants to and agrees with the Bank as follows:

                  (a) The Assignor shall not sell, assign, deliver, convey or otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever (except in favor of the Bank or in accordance with the Letter of Credit Agreement) in or with respect to the Collateral or any interest therein.

                  (b) If, at any time hereafter, the Assignor receives or is entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account of or in respect of the Collateral, or any other collateral or proceeds thereof, such Assignor shall accept such Collateral as the Bank's agent, in trust for the Bank without commingling such Collateral with any other property of the Assignor and shall, upon receipt, immediately deliver such Collateral to the Bank in the exact form so received, with any necessary endorsement of the Assignor or stock powers executed by the Assignor in blank.

                  (c) The Assignor will, at all times and from time to time, defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of the Bank, and the Assignor shall indemnify and hold the Bank harmless from any and all such adverse claims. The Assignor shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and the Assignor agrees that the Bank shall have no liability or obligation to the Assignor with respect to, and is hereby released by the Assignor from any of, the foregoing.

                  (d) At any time and from time to time after the occurrence and during the continuation of an Event of Default, the Assignor shall, upon request of the Bank, execute and deliver to the Bank any proxies, stock powers or assignments with respect to the Collateral or endorse any instruments or chattel paper with respect to the Collateral as so requested. After all Events of Default have been cured, Assignor shall have the right to exercise its rights and powers that it would otherwise be entitled.

                  (e) The Assignor will at all times maintain Collateral with the Bank having a market value in such an amount which, when multiplied by the Bank's advance rates for collateral of such type (as from time to time determined by the Bank), will equal or exceed 103% of the face amount of all outstanding Letters of Credit.

                  (f) Until the market value of the Collateral is in excess of $50,000,000, the Assignor will maintain the Collateral in certificates of deposit with LaSalle Bank or in a LaSalle Bank Enhanced Liquidity Management Account.

                  (g) The Assignor hereby (i) appoints the Bank as its proxy and attorney-in-fact, (ii) authorizes the Bank to take any action for and on behalf of the Assignor which is required of the Assignor hereunder, and (iii) acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

         6. EVENTS OF DEFAULT. The Assignor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (an "Event of Default"):

                  (a) the occurrence of an Event of Default under the Letter of Credit Agreement; or

                  (b) any misrepresentation or breach of any warranty by the Assignor in this Pledge Agreement, in connection with the Collateral.

         7. RIGHTS AND REMEDIES OF BANK UPON DEFAULT. The rights and remedies provided herein and in any other agreements between the Assignor and the Bank are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under UCC and any other rights or remedies provided by applicable law. Upon the happening or occurrence of an Event of Default, and at any time thereafter and from time to time, the Bank shall have all of the rights and remedies of a secured party under the UCC, as well as the following rights and remedies, subject to applicable law:

                  (a) The Bank may exercise any or all voting rights as to any or all of the Collateral.

                  (b) The Bank may collect any and all money due or to become due and enforce in the Assignor's name all rights with respect to the Collateral.

                  (c) The Bank may take immediate possession of the Collateral.

                  (d) Without demand, notice or advertisement, all of which are hereby expressly waived to the extent permitted by applicable law, the Bank may sell, pledge, transfer or otherwise dispose of, or enter into an agreement with respect to the foregoing, or otherwise realize on any of the Collateral, or any part thereof, at any broker's board or on any exchange or at public or private sale or sales, held at such place or places in the City of Chicago, Illinois, or otherwise, and at such time or times within ordinary business hours, for a purchase price or prices in cash or, without assuming any credit risk or thereby discharging the Obligations to the extent of said purchase price until paid in cash and reserving the right to resell the Collateral upon the failure of said purchaser to so pay the purchase price therefor, upon credit or future delivery, and upon such other terms and conditions as the Bank deems satisfactory, and, if required by law, as set forth in any applicable notice. The Bank shall not be obligated to make any such sale pursuant to any such applicable notice required by law. The Bank may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale maybe made at any time or place to which the same may be so adjourned. The Bank, for its own account, may purchase any or all of the Collateral at any public sale and, in lieu of payment of the purchase price therefor, may set off or apply the purchase price against the Obligations. The Bank is authorized, at any sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to financially reputable persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale, the Bank shall have the right to deliver, assign, and transfer to the purchaser thereof, including the Bank, that portion of the Collateral so sold. Each purchaser, including the Bank, at any sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Assignor, and the Assignor hereby specifically waives and releases all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted. The Bank, however, instead of exercising the power of disposition herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. After deducting from the proceeds of the foregoing sale or other disposition of said Collateral, all actual expenses incurred by the Bank in connection therewith (including reasonable attorneys fees), the Bank shall apply such proceeds towards the satisfaction of the Obligations, in such order of application as Bank may, from time to time elect, and shall account to the Assignor for any surplus of such proceeds.

         8. NO DUTY CONCERNING COLLECTION ON COLLATERAL. The Bank shall not be liable for its failure to give notice to the Assignor of a default under this Pledge Agreement or under any other agreement between the Assignor and the Bank. The Bank shall not be liable for its failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to the Assignor for what the Bank may actually collect or receive thereon.

         9. FURTHER ASSURANCES. The Assignor hereby irrevocably authorizes the Bank at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto naming the Bank, as Secured Party, and the Assignor, as Debtor, that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, and which shall evidence the Bank's perfection of a security interest in such Collateral as security for the Obligations. The Assignor, upon demand, shall furnish to the Bank such further information, execute and deliver such other documents and do all such other acts and things as the Bank may at any time, or from time to time, reasonably request as being necessary or appropriate to establish and maintain a perfected first security interest in the Collateral or to otherwise evidence, document or conclude the transactions contemplated hereby. The Assignor shall pay all costs and expenses of filing such financing statements, of all searches of records, wherever filing or recording or searching of records is deemed by the Bank to be necessary and desirable, or otherwise incurred by the Bank or its agents in carrying out the provisions of this Assignment. A photographic, carbon or other reproduction of this Assignment shall be sufficient as a financing statement.

         10. ASCERTAINING MATURITIES, CALLS, ETC. Without limiting the foregoing, it is specifically understood and agreed that the Bank shall have no responsibility for ascertaining any maturities, calls, conversations, exchanges, offers, tenders, or similar matters relating to any of the Collateral or for informing the Assignor with respect to any of such matters (irrespective of whether the Bank actually has, or may be deemed to have, knowledge thereof). The foregoing provisions of this section shall be fully applicable to all securities or similar property held in pledge hereunder, irrespective of whether the Bank may have exercised any right to have such securities or similar property registered in its name or in the name of a nominee, subject to applicable law.

         11. WAIVER OF DEFENSES. No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, indorser, or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect of the Obligations or any security agreement securing the Obligations shall affect the rights of the Bank in the Collateral. The Assignor hereby waives presentment, protest, demand, notice of dishonor or default, notice of any loans made, extensions granted, or other action taken in reliance hereon and all demands and notices of any kind in connection with the Obligations.

         13. WAIVER BY BANK. No course of dealing between the Assignor and the Bank, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of the Bank hereunder or under any other agreement entered into between the Assignor and the Bank, shall operate as a waiver thereof. No waiver by the Bank of any Event of Default or any right or remedy hereunder, under the Letter of Credit Agreement or under any document or agreement shall constitute a waiver of any other event of default, right or remedy of the Bank, nor of the same event of default, right or remedy on a future occasion.

         14. GOVERNING LAW; SEVERABILITY. This Pledge Agreement has been made and entered into in Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         15. SUCCESSORS AND ASSIGNS. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Collateral shall inure to the benefit of the Bank and its successors and assigns, and shall be binding on the Assignor, its successors and assigns.

         16. NOTICE. Any notice of any sale, lease, other disposition, or other intended action by the Bank shall be deemed reasonable if in writing, addressed to the Assignor at the address set forth above, or any other address designated in a written notice by the Assignor previously received by the Bank and deposited, first class postage prepaid, in the United States mails five (5) days in advance of the intended disposition or other intended action, provided, however, that the foregoing shall not preclude the fact that failure to give such notice or notice by other means may be reasonable under the particular circumstances involved.

         17. DURATION AND EFFECT. This Pledge Agreement shall remain and continue in full force and effect from the date hereof until all of the Obligations have been fully and completely paid, satisfied and discharged. Thereupon, this Pledge Agreement shall terminate and the Bank shall release any Collateral still held by it which has not been sold or otherwise disposed of in accordance with Section 7 hereof and applied toward the satisfaction of the Obligations hereunder, and the Bank shall deliver any such Collateral to the Assignor, together with any necessary stock powers or assignment executed by the Bank in blank, at the Assignor's expense. The Assignor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Assignor and delivery to and acceptance hereof by the Bank and the execution by the Assignor, and the Bank's trust department of the acknowledgement attached hereto as Exhibit "A", and it shall not be necessary for the Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Assignor.

         IN WITNESS WHEREOF, the Assignor has executed this Pledge Agreement as of the date set forth above.

                                                     USG CORPORATION, a Delaware
                                                     corporation

                                                     By:________________________
                                                     Its:_______________________

         The Collateral has been pledged for the Obligations of the Assignor to the Bank and has been coded as assigned in the books and records of the Bank.

                                                     LASALLE BANK NATIONAL
                                                     ASSOCIATION

                                                     By:________________________
                                                     Its:_______________________

             ACKNOWLEDGEMENT AGREEMENT IF COLLATERAL HELD AT LASALLE
                   BANK NATIONAL ASSOCIATION TRUST DEPARTMENT

                                   EXHIBIT "A"

LaSalle Bank National Association
Trust and Asset Management Department
135 South La Salle Street, Suite 1710
Chicago, Illinois 60603

         Re: LaSalle Bank National Association Corporate Custodian Account No. 03-9239207

Ladies and Gentlemen:

                  This letter agreement dated as of June 11, 2003 (the "Agreement"), by and between USG CORPORATION, a Delaware corporation (the "Assignor"), and LaSalle Bank National Association, a national banking association ("LaSalle"), acting in its separate capacities as (i) lender (LaSalle acting in such capacity being referred to herein as the "Lender"), and
(ii) trustee, custodian and/or investment manager or advisor for the Account (as hereinafter defined) through its Trust and Asset Management Department (LaSalle acting in such capacity being referred to herein as the "Trust Department"), and this Agreement shall serve as additional instructions regarding the operation and procedures governing the Account.

         1. ACCOUNT IDENTIFICATION. This Agreement applies to LaSalle Bank National Association Corporate Custodian Account No. 03-9239207 for the benefit of USG Corporation (the "Account") that has been established by the Assignor with the Trust Department. From and after the date of this Agreement, the Trust Department shall mark or otherwise code the Account as follows: "LaSalle Bank National Association Collateral Account for the benefit of USG Corporation". The Assignor represents and warrants to LaSalle that no indebtedness (including, without limitation, compensation or expenses) is currently owing to LaSalle by the Assignor with respect to the Account.

         2. LIEN. Pursuant to that certain Pledge Agreement dated as of the date hereof (the Pledge Agreement"), the Assignor has granted to the Lender a continuing lien on and security interest in the Account and all securities, funds and other property from time to time held therein and all interest and dividends thereon and all proceeds of the foregoing, and hereby confirms the grant of such security interest pursuant to the Pledge Agreement. The Assignor represents and warrants that the Assignor has not granted a security interest in the Account to any party other than the Lender, and the Trust Department acknowledges it has no notice of any other pledge of the Account.

         3.       ACCOUNT TRANSACTIONS.

                  (a) The Trust Department and/or any investment advisor with authority to conduct trades through the Account may honor all instructions from (or which purport to be from) the Assignor with respect to the purchase and sale of securities in or for the Account, provided, however, that the Assignor may not amend the investment instructions governing the trading of assets in the Account without the prior consent of the Lender, until such time as the Trust Department receives written notice from the Lender indicating otherwise, and thereafter the Trust Department shall honor only the instructions of the Lender with respect to the Account, including the sale or disposition of any and all assets held therein.

                  (b) The Trust Department will not honor instructions from (or which purport to be from) the Assignor with respect to the purchase and sale of securities in or for the Account without the prior written consent of the Lender.

         4. DUTIES. The Assignor agrees that (a) the Trust Department has no duty to monitor the securities, funds or other property in the Account, including the value thereof, except to the extent imposed by the account documents previously or contemporaneously executed by the Assignor and the Trust Department; (b) the Lender may at any time make withdrawals from the Account and take any and all actions with respect to the Account pursuant to the terms of the Pledge Agreement; (c) notwithstanding anything contained herein to the contrary, the Assignor may not close, and or make any withdrawals from, the Account, without the prior consent of the Lender; (d) the Trust Department may, without further inquiry, rely on and act in accordance with any instructions it receives from the Lender, notwithstanding any conflicting or contrary instructions it may receive from the Assignor, and LaSalle shall have no liability to the Assignor or any other person in the Trust Department relying on and acting in accordance with any such instructions; and (e) the Trust Department shall have no responsibility to inquire as to the form, execution, sufficiency or validity of any notice or instructions delivered to it hereunder, nor to inquire as to the identity, authority or rights of the person or persons executing or delivering the same.

         5. INFORMATION. The Trust Department shall provide the Lender and/or the Assignor with such information with respect to the Account and the property held therein as the Lender or the Assignor may from time to time reasonably request, and the Assignor hereby authorizes and consents to such information being provided by the Trust Department to the Lender.

         6. EXCULPATION; INDEMNITY. Notwithstanding any other provisions of this Agreement or any other agreement governing the Account, the Assignor hereby agrees that LaSalle, any parent corporation, affiliated company or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each, an "Indemnified Party") shall not be liable for any action taken or omitted to be taken in accordance with this Agreement, including, without limitation, any action so taken by the Trust Department at the request of the Lender, provided, however, the Assignor shall have no liability or obligations to any Indemnified Party under this section with respect to matters caused by or resulting from the gross negligence or willful misconduct of any such Indemnified Party. The Assignor agrees to indemnify and hold the Indemnified Parties harmless from and against all costs, damages, claims, judgments, reasonable attorneys' fees (whether such attorneys shall be regularly employed by LaSalle, its parent or any affiliate or specially retained), expenses, obligations and liabilities of every kind and nature which any Indemnified Party may incur, sustain or be required to pay (other than to the extent attributable to the gross negligence or willful misconduct of any such Indemnified Party) in connection with or arising out of this Agreement or the actions or transactions contemplated hereby (collectively, "Expenses"), and to pay to such Indemnified Party promptly on demand the amount of all such Expenses. In addition, the Assignor agrees to pay the reasonable fees and expenses of the Trust Department for services rendered under this Agreement which are in addition to any fees and expenses provided for in any other agreement between the Trust Department and the Assignor governing or relating to the Account.

         7. IRREVOCABLE AGREEMENT. The Assignor acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted in Sections 3, 4 and 5 are powers coupled with an interest.

         8. MISCELLANEOUS. This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of the Assignor appointed or elected in any action under the Bankruptcy Code) and shall inure to their benefit. The Assignor may not assign its rights hereunder unless the prior written consent of the Lender is obtained. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived, except by an instrument in writing signed by the parties hereto. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without regard to conflict of laws provisions. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument. All existing or contemporaneous agreements between LaSalle, whether received as Trust Department, as Lender or in any other capacity, and the Assignor relating to the Account shall continue in full force and effect; provided, however, to the extent the provisions of this Agreement differ from or are inconsistent with the terms of such other agreements, the provisions of this Agreement shall govern and be controlling.

         9. TERMINATION AND RESIGNATION. This Agreement may be terminated by the Lender upon fifteen (15) days prior written notice to the Assignor. The Trust Department may, at any time upon fifteen (15) days prior written notice to the Lender and the Assignor, close the Account and/or resign as the pledgee-in-possession of the Lender hereunder. Following any such Account closure or resignation, the Trust Department shall transfer all assets and proceeds in the Account to or at the direction of the Lender.

         10. NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 1:00 p.m. (Chicago, Illinois time) (but only if such telecopied document is also delivered by another method permitted by this Agreement by the next banking business day), or, if not, on the next succeeding business day; or
(c) if delivered by recognized overnight courier, the business day on which such delivery is made by such courier.

         Notices shall be addressed as follows:

         If to the Trust Department:      LaSalle Bank National Association
                                          Trust and Asset Management Department
                                          135 South La Salle Street, Suite 1710
                                          Chicago, Illinois 60603
                                          Telecopy: (312) 904-__________

         If to the Lender:                LaSalle Bank National Association
                                          135 South La Salle Street, Suite 1710
                                          Chicago, Illinois 60603
                                          Telecopy: (312) 904-__________

         If to the Assignor:              USG Corporation
                                          125 South Franklin Street
                                          Chicago, Illinois 60606
                                          Attention: Assistant Treasurer
                                          Telecopy: ___________________________

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 10.

         This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party as of the date first set forth above.

ASSIGNOR:                                      LENDER:

USG CORPORATION                                LASALLE BANK NATIONAL ASSOCIATION

By:______________________________              By:______________________________
Its:_____________________________              Its:_____________________________

ACCEPTED AND AGREED TO as of June __, 2003.

LASALLE BANK NATIONAL ASSOCIATION, a national banking association, acting by and through its Trust and Asset Management Department

By:      ________________________________
Name:    ________________________________
Title:   ________________________________

LASALLE BANK NATIONAL ASSOCIATION TRUST DEPARTMENT
INTERNAL PLEDGE ACKNOWLEDGMENT

The LaSalle Bank National Association Trust Department acknowledges the assignment of the LaSalle Bank National Association Trust Custodial/Trust Investment Account No. ___________ [INSERT ACCOUNT NUMBER] in the name of ______________________ [INSERT ASSIGNOR NAME] to be used as collateral for a commercial loan to __________________ [INSERT BORROWER NAME].

A hold has been placed on the above trust account. So long as the market value of the assets in the account exceeds $______________.00 [INSERT AMOUNT WHICH IS 200% OF THE MAXIMUM AMOUNT OF THE LOAN COMMITMENT], trades may be conducted through the Account and withdrawals may be made from the account without the written authorization of the LaSalle Bank National Association loan officer making the loan.

                                        LASALLE BANK NATIONAL
                                        ASSOCIATION, a national
                                        banking association, acting
                                        by and through its Trust
                                        and Asset Management
                                        Department

                                        By:________________________________

                                        Name:_______________________________

                                        Title: ________________________________

                                        Date:    ________________, 2003